DICEON ELECTRONICS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT is made as of the 15th day of November 1990 (the "Grant Date") by and between Diceon Electronics, Inc., a Delaware corporation (hereinafter called the "Corporation"), and Sherwin L. Samuels (hereinafter called "Optionee").


                              W I T N E S S E T H:

     The Board of Directors of the Corporation has determined that it is in the best interests of the Corporation and its stockholders to grant a non-qualified stock option to Optionee, a director of the Corporation.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the Grant Date, a non-qualified stock option to purchase up to 30,000 shares of the common stock, $1.00 par value per share, of the Corporation ("Common Stock") (the "Optioned Shares") from time to time during the option term at the option price of $3.50 per share.

     2. Option Term. The specified term of this option shall be the period commencing on the Grant Date and, unless earlier terminated in accordance with Paragraphs 5 or 7 hereof, terminating at 5:00 P.M., Los Angeles, California time on November 14, 2000 (the "Expiration Time"). Upon the expiration of the option term or upon its earlier termination under Paragraph 5 hereof, this option shall cease to be exercisable and shall have no further force or effect.

     3. Option Nontransferable; Exceptions. This option may be transferred or assigned by Optionee (or in the event of his death or disability, by his personal representative or successor) in whole or from time to time in part; provided, however, that each such transfer or assignment shall be for not less than 5,000 Optioned Shares. Except as provided in the immediately succeeding sentence, no transferee or assignee of Optionee may transfer or assign this option, in whole or in part. This option also may be transferred or assigned by the will of Optionee or his transferee or assignee or by the laws of descent and distribution. This option may be exercised during Optionee's lifetime only by Optionee, his legal representative if Optionee is disabled, or the transferees or assignees to which this option is transferred or assigned in accordance with the first sentence of this paragraph.

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     4.  Exercisability.  Except as otherwise provided in Paragraph 7(a) hereof, this option shall be exercisable in accordance with the following schedule:

          (i) This option is immediately exercisable with respect to 10,000 Optioned Shares;

          (ii) This option shall become exercisable with respect to an additional 10,000 Optioned Shares on November 15, 1991; and

          (iii) This option shall become exercisable with respect to the remaining 10,000 Optioned Shares on November 15, 1992.

     In the event Optionee resigns as a director of the Corporation for any reason other than his disability, then during the remaining term of this option, Optionee may only exercise this option with respect to that number of Optioned Shares for which his option was exercisable on the date of his resignation (after giving effect to the acceleration provisions of Paragraphs 5 or 7, if applicable). Exercisable installments may be exercised in whole or in part and to the extent not exercised shall accumulate and be exercisable at any time on or before the Expiration Time or earlier termination of the option term. In no event shall the Corporation be obligated to issue fractional shares.

     5. Accelerated Termination of Option Term. The option term specified in Paragraph 2 hereof shall terminate prior to the Expiration Time should Optionee be removed as a director of the Corporation for cause. Notwithstanding anything herein in this Paragraph 5 to the contrary, should Optionee die or become disabled while this option is outstanding and while Optionee is a director of the Corporation, the executors or administrators of Optionee's estate, his heirs or legatees, or Optionee or his legal representatives, as the case may be, shall have the right to exercise this option prior to the Expiration Time with respect to the full number of Optioned Shares without regard to the exercise schedule provided by Paragraph 4 hereof.

     6. Adjustment in Optioned Shares. In the event of any change in the Common Stock (whether by reason of merger, consolidation, split, stock dividend, combination of shares, exchange of shares, or any other change in corporate structure effected without receipt of consideration), then the Board of the Directors of the Corporation (the "Board") shall in good faith make appropriate adjustments to the number and/or class of shares subject to this option and the option price per share in order to prevent the dilution of benefits under this Agreement and to provide to the extent practicable benefits identical to those provided under this Agreement.


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     7.  Acceleration and Termination of Option.

     7.1 In the event the Corporation or its stockholders enter into any agreement to dispose of all or substantially all of the assets of the Corporation or outstanding Common Stock by sale, exchange, merger, consolidation, reorganization, dissolution or liquidation or in the event of a tender offer (by the Corporation or a third party) to purchase a substantial part of the outstanding Common Stock (individually, an "Accelerating Event"), then this option shall, to the extent not fully exercisable under Paragraph 4, become exercisable a number of days (which shall not be less than fifteen (15) days) immediately prior to the scheduled consummation of the Accelerating Event as determined by resolution of the Board, with respect to the full number of the Optioned Shares without regard for the exercise schedule provided by Paragraph
4. If the Board does not determine by resolution the subject time of exercisability, then this option shall, to the extent not fully exercisable under Paragraph 4, become exercisable fifteen (15) days prior to the scheduled consummation of the Accelerating Event.

     7.2 Any exercise of this option during the exercise period determined under Paragraph 7.1 shall be conditioned upon the consummation of the Accelerating Event and shall be effective only immediately before such consummation, providedthat the person exercising this option may indicate, in writing, that suchexercise is unconditional with respect to all or part of this option then exercisable without regard to the acceleration provisions of this Paragraph 7.

     7.3 In the event that Optionee does not exercise this option prior to the consummation of the Accelerating Event, provision shall be made so that Optionee shall thereafter be entitled to receive, upon exercise of this option (but only to the extent this option is exercised), the amount of cash, the number of shares of stock or other securities, or other property resulting from such Accelerating Event to which a holder of Common Stock, or other securities, deliverable upon exercise of this option would have been entitled as a result of such Accelerating Event. Such provisions also shall provide for adjustments for events subsequent to the effective date of the Accelerating Event, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Paragraph 6 hereof and this Paragraph 7.3.

     7.4 The grant of this option under this Agreement shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or seek or transfer all or any part of its business or assets.

     7.5 Notwithstanding anything herein to the contrary, the Board may permit Optionee to exercise this option with

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respect to the full number of Optioned Shares without regard to the exercise schedule provided in Paragraph 4 hereof in the event and to the extent that the Board determines that to permit such accelerated exercise of this option is appropriate to afford Optionee the full benefits intended under this option.

     8A. Manner of Exercising Option. This option may be exercised with respect to all or any part of the Optioned Shares for which this option is then exercisable, by Optionee (or in the case of exercise after Optionee's death or disability, the Optionee's executor, administrator heir or legatee or legal representative as the case may be, or Optionee's transferee or assignee in the event this option is transferred or assigned pursuant to Paragraph 3 hereof) as follows:

     8.1 Provide the Secretary of the Corporation with written notice of such exercise, specifying the number of Optioned Shares with respect to which the option is being exercised;

     8.2 Pay the option price in one or more of the following alternative forms:
(i) full payment, in cash or check payable to the order of the Corporation, of the option price for the Optioned Shares being purchased; (ii) full payment in shares of Common Stock having a fair market value on the "Exercise Date" (as such term is defined below) equal to the option price for the Optioned Shares being purchased; or (iii) full payment by a combination of such shares of Common Stock valued at fair market value on the Exercise Date and cash or check payable to the order of the Corporation, equal in the aggregate to the option price for the Optioned Shares being purchased; and

     8.3 Furnish to the Corporation appropriate documentation that the person or persons exercising the option, if other than the Optionee, have the right to exercise this option on behalf of and for Optionee.

     8B. Third Party Instructions. To the extent Optionee or any permitted successor desires to exercise this option with funds supplied by a third party, including a broker-dealer, under instructions to immediately sell all the Optioned Shares subject to such exercise, the Corporation will take all necessary and appropriate steps to assist in such exercise, including confirmation that the exercise is permissible and that stock certificates will be delivered as requested.

     9. Successors and Assigns. Subject to Paragraph 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, devisees and legal representatives of Optionee and the successors and assigns of the Corporation.

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     10.  Issuance of Common Stock.  The Corporation shall take all actions reasonably necessary to obtain approval from any regulatory body having authority deemed by the Corporation or its counsel to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option, and until such approval is obtained the Corporation shall not be obligated to issue any shares of Common Stock upon exercise of this option.

     11. Taxes and Withholding. Optionee hereby agrees to make appropriate arrangements with the Corporation which, in the judgment of the Corporation or its counsel, are required for the satisfaction of any federal, state or local income tax withholding requirements and federal social security and other employment tax requirements applicable to the exercise of this option. At the election of Optionee any requirements for income tax withholdings and social security or other employment taxes may be satisfied, in whole or in part, in Optioned Shares issuable upon exercise of this option or otherwise in shares of Common Stock. For purposes of satisfying such requirements, Optioned Shares or shares of Common Stock shall be valued at their fair market value on the Exercise Date. Optionee further acknowledges that the exercise of this option may subject Optionee to federal and state income tax and Optionee agrees that the Corporation shall not be liable therefor.

     12.  Certain Definitions.

     12.1 For purposes of this Agreement, the fair market value of an Optioned Share or a share of Common Stock shall be the closing price of a share of Common Stock on the business day which immediately precedes the Exercise Date on the principal exchange on which the shares of Common Stock are then listed or admitted to trading, as such price is officially reported by the composite tape of transactions on such exchange. If there are no reported sales of shares of Common Stock on the principal exchange on such day, then the closing price on such exchange on the next preceding day for which there do exist such reported sales shall be determinative of fair market value. If the shares of Common Stock are not then listed or admitted to trading on any such exchange, the fair market value of a share on any relevant day shall be either (i) the closing sales price as reported on the National Market System of the National Association of Securities Dealers, Inc. through NASDAQ, or (ii) if such sales are not reported on said National Market System, the average of the closing bid and asked prices of a share of Common Stock as furnished by the National Association of Securities Dealers, Inc., through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. In the event the fair market value of a share of Common Stock cannot be determined under the foregoing, then said fair market value shall be determined in good faith by the Board under any method deemed by it to be appropriate.

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     12.2  The Exercise Date shall be the date on which written notice of the exercise of this option is given by Optionee.

     13. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

     14. Stockholder Rights. Neither Optionee nor his transferee or assignee, if any, shall have any rights of a stockholder with respect to any shares covered by this option unless such shares have been issued to Optionee or his transferee or assignee by the Corporation pursuant to the valid exercise of the option and the full payment by Optionee or such transferee or assignee of the option price therefor.

     15. Notice. All notices to the Corporation provided for in this Agreement shall be addressed to the President, Executive Vice President or Chief Financial Officer of the Corporation at the principal office of the Corporation and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Corporation, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed, sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the President, Executive Vice President or Chief Financial Officer of the Corporation.

     16.  Registration Rights.

     16.1 The Corporation agrees that upon a written request (the "Registration Request") from Optionee or in the event of his death or disability, Optionee's executor, administrator, heir, legatee or legal representative, as the case may be (hereinafter in this Paragraph 16, the "Option Holder"), the Corporation shall, with reasonable promptness, but in no event later than 120 days after receipt by the Corporation of such request, file a registration statement on Form S-1 (or on Form S-2 or Form S-3 if either such Form can be used) under the Securities Act of 1933 (the "1933 Act") or any comparable form then in force (the "Registration Statement"), for any or all of the Optioned Shares and shall use its best efforts to cause the Registration Statement to become effective subject to the following:

          16.1.1 Option Holder is fully responsible for the underwriting of his Optioned Shares. No underwriting for such shares shall be arranged by the Corporation;

          16.1.2 Option Holder shall pay the reasonable legal fees, accounting expenses and printing costs of the

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     Corporation, all underwriting discounts and commissions applicable to the
     Optioned Shares and all legal fees and expenses of his own counsel;

          16.1.3 The Corporation shall not be required to file the Registration Statement unless either: (a) in the opinion of counsel to the Corporation or to Option Holder, registration under the 1933 Act of the Optioned Shares proposed to be sold or otherwise disposed of by Option Holder is required for such sale or other disposition, or (b) Option Holder advises the Corporation in writing that, in the opinion of an independent investment banker satisfactory to the Corporation, in order to effect the proposed disposition of the Optioned Shares, registration is desirable even if not legally necessary;

          16.1.4 If the Corporation, at the time it receives the Registration Request, is filing or is contemplating the filing of a Registration Statement for an offering of its securities or is engaged in any other material transaction and the Board reasonably believes that such offering or other material transaction would be adversely affected by the Registration Request, the Corporation shall be entitled to postpone the filing of any such requested Registration Statement for a reasonable time not exceeding 120 days after the effective date of the Registration Statement for the Corporation's offering, or in the case of a contemplated filing or other material transaction, 200 days after the receipt of a Registration Request; and

          16.1.5 The Corporation shall not be required to file any such Registration Statement within six months after the effective date of an earlier Registration Statement pursuant to this Paragraph 16.1, nor shall it be required to file a total of more than two Registration Statements pursuant to this Paragraph 16.1, nor shall it be required to file any such Registration Statement if over 75% of the Optioned Shares have already been registered pursuant to this Paragraph 16.1, nor shall it be required to file any such Registration Statement after November 15, 2002.

     16.2 In the event that, at any time while any of the Optioned Shares are outstanding, the Corporation proposes to file a Registration Statement under the 1933 Act registering shares of Common Stock and on a form other than Form S-8, Form S-14 or Form S-15, it will give written notice to Option Holder at least 30 days prior to the date of filing of the proposed Registration Statement. Upon written request by Option Holder within 15 days after receipt of such notice, the Corporation will include in the securities to be registered by such Registration Statement all of the Optioned Shares that Option Holder desires to sell, subject to the following:

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          16.2.1  The Corporation shall pay the expense of such registration, except that Option Holder shall pay all underwriting discounts and commissions applicable to his Optioned Shares and all legal fees and expenses of his own counsel, if any; provided that if the expense of such registration is being borne by a person other than the Corporation, Option Holder shall pay his pro rata share of the incremental expense of his securities being included in such registration;

          16.2.2 The Corporation shall have received (a) an opinion of counsel to Option Holder or of counsel to the Corporation stating that registration under the 1933 Act of the Optioned Shares proposed to be sold or otherwise disposed of by Optionee is required or (ii) Option Holder advises the Corporation in writing that in the opinion of an independent investment banker satisfactory to the Corporation that in order to effect the proposed disposition of the Optioned Shares, registration is desirable even if not legally necessary;

          16.2.3 If such Registration Statement is for a prospective underwritten offering, Option Holder agrees to sell his Optioned Shares if the Corporation so requests, on the same basis as that on which the other securities covered buy such Registration Statement are being sold. If such Registration Statement is for a prospective underwritten offering by the Corporation of its own account and in the opinion of the prospective underwriters the inclusion in any Registration Statement of all of the Optioned Shares requested by Option Holder would be detrimental to the proposed offering, the Corporation may reduce the amount of securities to be included from Option Holder and any other holders who requested to be included (in making such reduction each holder requesting inclusion shall have included in the Registration Statement the same proportion of the shares he requested to be included to the total number of shares requested to be included by all requesting holders).

          The Corporation may withdraw any such Registration Statement before it becomes effective or postpone the offering of securities contemplated by such Registration Statement without any obligation to Option Holder;

          16.2.4 The Corporation shall not be required to file any such Registration Statement after November 15, 2002.

     16.3 In connection with any Registration Statement filed pursuant to this Paragraph 16, the Corporation shall file any post-effective amendment or amendments to the Registration Statement which may be required to effect the distribution
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contemplated thereby, provided that the Corporation shall not be required to file any post-effective amendment to any Registration Statement more than 90 days after the effective date of the Registration Statement.

     16.4 During the period for which the Corporation is required to file and keep effective a Registration Statement pursuant to this Paragraph 16, the Corporation shall furnish Option Holder with the number of copies of the Registration Statement and the prospectus which is filed as part of the Registration Statement (the "Prospectus") that he reasonably requests for the purposes contemplated by the 1933 Act. The Corporation shall notify Option Holder during the period such Registration Statement is required to remain effective or any time when a Prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the Registration Statement or Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing. Option Holder agrees, upon receipt of such notice, forthwith to cease making offers and sales of such securities pursuant to such Registration Statement or deliveries of the Prospectus contained therein for any purposes and to return to the Corporation the copies of such Registration Statement and Prospectus not theretofore delivered by Option Holder. Subject to Paragraph 16.3 above, at the request of Option Holder, the Corporation shall prepare and furnish to Option Holder a reasonable number of copies of any supplement to or an amendment of such Registration Statement or Prospectus that may be necessary so that, as thereafter delivered to the purchaser of such shares, such Registration Statement and Prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing. The Corporation shall promptly notify option Holder of any stop order or similar proceeding initiated by State or federal regulatory bodies and, subject to Paragraph 16.3 above, use its best efforts to take all necessary steps expeditiously to remove such stop order or similar proceeding.

     16.5 As a condition to the Corporation's obligations under Paragraphs 16.1,
16.2 and 16.3 to cause the Registration Statement or an amendment to be filed or shares to be included in the Registration Statement, Option Holder shall provide such information and execute such documents (including any agreement or undertaking relating to expenses, indemnification or other matters contemplated by this Paragraph 16) as may be required by the Corporation in connection with such registration.

     16.6 Notwithstanding the foregoing, in connection with any Registration Statement provided for in this Paragraph 16, the

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Corporation shall not be obligated to furnish any audited financial statements other than the audited financial statements customarily prepared at the end of its fiscal year or to furnish any unaudited or pro forma financial information with respect to any period other than interim quarter periods.

     16.7 In connection with the offering of any Optioned Shares registered pursuant to this Paragraph 16 the Corporation shall use its best efforts to qualify or register the securities to be sold under the securities or "Blue Sky" Laws of such jurisdictions as may be reasonably requested by Option Holder; provided, however, that the Corporation shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process. The expenses of such qualification of registration shall be borne by the party or parties bearing the expenses of the related registration under the 1933 Act.

     16.8 In connection with any registration of securities pursuant to this Agreement, to the extent permitted by law, the Corporation shall indemnify the Option Holder and such Option Holder shall indemnify the Corporation in the manner provided in this Paragraph 16.8.

          16.8.1 The Corporation shall indemnify and hold harmless Option Holder for the sale or distribution of the Optioned Shares against all losses, claims, damages or liabilities, joint or several to which Option become subject, under the 1933 Act or otherwise, insofar as such losses, Holder may claims, damages or liabilities (or actions in respect thereof) arise out of a material fact contained in any Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and subject to Paragraph 16.8.3 hereof, the Corporation shall reimburse Option Holder for any legal or other expenses reasonably incurred by Option Holder in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be required to indemnify and hold harmless or reimburse Option Holder to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission in any document made in reliance upon and in conformity with information furnished to the Corporation by or on behalf of Option Holder for use in the preparation of such documents.

          16.8.2 Option Holder shall indemnify and hold harmless the Corporation, each of its directors and officers, each person, if any, who controls the Corporation

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     within the meaning of the 1933 Act, and each underwriter against all losses, claim, damages or liabilities to which the Corporation or any such director of officer, or controlling person or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claim, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, in any case, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information furnished to the Corporation by and on behalf of Option Holder for use in the preparation thereof; and subject to Paragraph 16.8.3, Option Holder shall reimburse the Corporation or any such director or officer, controlling person or underwriter for any legal or other expenses reasonably incurred by the Corporation or any such director or officer, controlling person or underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action.

          16.8.3 Promptly after receipt by an indemnified party under Paragraphs 16.8.1 or 16.8.2 above, of notice of the commencement of any action, the indemnified party shall notify the indemnifying party. The failure to so notify the indemnifying party shall relieve it from any liability hereunder to the extent any such failure to notify causes damages to the indemnifying party, but not for any other liability which it may have to any party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to assume and control the defense of the action at its expense provided the indemnifying party can establish to the indemnified party's satisfaction, which shall not be unreasonably withheld, that it is financially capable of supporting both the costs of the defense and the potential liability, and if the indemnifying party gives notice to such indemnified party of its election to assume and control the defense and it is to the satisfaction of the indemnified party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense or investigation of the action.

     17.   Warranties and Obligations of Optionee.

          17.1 Optionee represents, warrants and agrees that Optionee will acquire and hold this option and the Optioned

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     Shares for his own account and not with the view to the resale or distribution thereof, except for resales or distributions in accordance with federal and state securities laws, and that Optionee will not, at any time, directly or indirectly, offer, sell, distribute, pledge, or otherwise grant a security interest in or otherwise dispose of or transfer all, any portion of, or any interest in this option or the Optioned Shares (or solicit an offer to buy, take in pledge or otherwise acquire or receive, all or any portion thereof), except pursuant to either (i) a Registration Statement on an appropriate form under the 1933 Act, which Registration Statement has become effective and is current with respect to this option or the Optioned Shares being offered or sold, as the case may be, or (ii) a specific exemption from the registration requirements of the 1933 Act, the availability of which exemption shall be the subject matter of an opinion of counsel for Optionee, such counsel and opinion to be reasonably satisfactory to the Corporation, that no registration under the 1933 Act is required with respect to such offer, sale, distribution, pledge, grant or other disposition or transfer.

     17.2 Optionee acknowledges that he understands that this option and the Optioned Shares must be held indefinitely unless they are registered or an exemption from registration becomes available under the 1933 Act and the securities laws of any state; (ii) the Corporation is under no obligation to register this option and the Optioned Shares except as provided in Paragraph 16 hereof or to comply with any exemption from such registration, including those portions of Rule 144 under the 1933 Act to be complied with by the issuer; (iii) if and to the extent Rule 144 is available for sales of this option and the Optioned Shares, such sales in reliance upon Rule 144 may be made only after this option and the Optioned Shares have been held for the requisite holding period and then only in limited amounts in accordance with the conditions of that rule, all of which must be met; and (iv) Optionee must, therefore continue to bear the economic risks of the investment in such shares for an indefinite period of time after the exercise of the option.

     17.3 Immediately prior to the exercise of all or any portion of the option by Optionee, Optionee shall deliver to the Corporation a signed statement, in a form satisfactory to the Corporation, confirming that each of the representations, warranties, acknowledgments and agreements contained in this Paragraph 17 is true as to Optionee as of the date of such exercise. Such statement will be satisfactory to the Corporation if made in the form of Exhibit A attached hereto.

     17.4 In the event of the death or disability of Optionee or the transfer or assignment of this Option in accordance with Paragraph 3 hereof, the person exercising this option shall execute and deliver to the Corporation a statement

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similar to that set forth in Exhibit A hereto, setting forth certain representations, warranties, acknowledgments and agreements with respect to the Optioned Shares.

     17.5 Optionee understands that all certificates representing shares transferred pursuant to this Agreement, unless made pursuant to an appropriate Registration Statement under the 1933 Act, will bear the following restrictive legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred or hypothecated without prior registration under said Act or any exemption therefrom established to the satisfaction of the issuer."

     18. Cancellation of Other Options. Optionee hereby consents and agrees to the cancellation of that certain option to purchase 30,000 shares of Common Stock at an exercise price of $7.00 per share granted to the Optionee on November 16, 1989.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year first above written.

                                                  DICEON ELECTRONICS, INC.



                                                  By:/S/ PETER S. JONAS
                                                     ---------------------------
                                                     Peter S. Jonas,
                                                     Executive Vice President




                                                     /S/ SHERWIN L. SAMUELS
                                                     --------------------------
                                                     Sherwin L. Samuels



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



                                  EXHIBIT "A"




Diceon Electronics, Inc.
______________________________
______________________________

Gentlemen:

     I am the holder of an option (the "Option") granted by Diceon Electronics, Inc. (the "Corporation"), on November 15, 1990, to purchase up to an aggregate of 30,000 shares of the Corporation's Common Stock, pursuant to the terms of a Non- Qualified Stock Option Agreement dated November 15, 1990 between the Corporation and Sherwin L. Samuels. I hereby exercise my option with respect to shares of Common Stock subject to the Option at the price of $3.50 per share, subject to adjustment as provided for in the Agreement, and I present herewith funds payable to the order of the Corporation in the amount of $_______________, and/or __________________________ shares of Common Stock, which represents the full purchase price for the number of shares purchased upon this exercise.

     I hereby represent and warrant that I am purchasing the foregoing shares for my own account and not with a view to the distribution thereof, and that I shall neither offer nor sell any or all of such shares except pursuant to either
(i) a Registration Statement on an appropriate form under the Securities Act of 1933 (the "Act"), which Registration Statement has become effective and is current with respect to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Act, the availability of which exemption shall be the subject matter of an opinion of my counsel, which counsel and opinion shall be reasonably satisfactory to the Corporation. I understand and agree that such shares must be held indefinitely unless they are registered or an exemption from registration become available under the Act and the securities laws of any states. I acknowledge receipt from the Corporation of a copy of its most recent annual report to stockholders, the proxy statement filed in connection with that report, its most recent annual report filed with the Securities and Exchange Commission on Form 10-K, if requested and insofar as it is not included in such annual report to stockholders, together with copies of all reports required to be filed by the Corporation under Sections 13(a), 14(a), 14(c) and 15(d) of the Securities Exchange Act of 1934 since the filing of such annual report referred to above. I further represent and warrant I have had the opportunity to ask questions of, and to receive answers from, the officers and representatives of the Corporation concerning all material information concerning the

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


Corporation and the terms and conditions of the transaction in which I am acquiring the shares of Common Stock.

     The certificates evidencing the shares purchased upon this exercise should be registered in my name and delivered to me. I understand that such certificates may bear a legend to the effect that the shares have not been registered under the Act and may be offered for sale and sold or hypothecated only upon the terms and conditions set forth in the preceding paragraph.

                                                 Very truly yours,



                                                 ______________________________



















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